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Dear Friends and Shareholders,

I try to write regularly with the news going on within your company. Our news is good. The recent vote of the UK to exit the European Union has sent global markets in a tizzy. Yet it also illustrates one of the most interesting characteristics of Genius Brands International and the business of making animated cartoons.

Our business isn’t really affected if Britain leaves or stays within the EU. Our business really doesn’t depend on the price of oil. Nor will it go up or down if Kim Jung Un launches a new missile in the Sea of Japan. The business of making animated cartoons won't be affected whether Hillary Clinton or Donald Trump is elected our next President. Changes in technology or new distribution systems only enrich the intrinsic value of animated cartoons. Strong cartoon characters don't go obsolete and are not diminished by innovation. In fact, they are enhanced by it.

Tom and Jerry was first made in 1939. It performed through World War II, through the Baby Boomer generation, through Generation X, through the Millennials, and it performs for kids today. It has gone through depressions and recessions, prosperity and booms. It went from distribution in movie theaters, to television, to cable, to satellite, to VHS, to DVD and Blu-ray, and now the Internet. It has lived on film, on tape, digitally and will continue through constantly new and emerging technologies. A good cartoon can be a cash cow, which over and again, demonstrates itself to be impervious to the risks of economic, social and political change. Kids will always watch cartoons. Kids will always need backpacks, games, electronics, lunch boxes, toys and plush, bed sheets and sleepwear, and the myriad of aspirational products that fulfill their wonder to continuously engage in the fun and fantasy of animated characters and stories. The FLINTSTONES were made almost 60 years ago, but every kid today knows them. I think that every kid today knows Flintstones vitamins and every kid today knows Fruity Pebbles cereal.

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Why? Because the same as Tom and Jerry, good story telling is timeless, and regardless of the innovation or distribution system, strong characters and good stories endure. Animated characters and stories in particular have proven again and again, they endure best. They have shown themselves to be:

•	international
•	evergreen
•	merchandisable into consumer products

In an uncertain and changing world, DreamWorks Animation recently sold to Comcast for $3.8 billion dollars, and Disney’s latest animated movie Finding Dory, broke opening week box office records. We are reminded once again that companies which make animated characters for kids are very valuable and in demand.

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Last week at Licensing Show, Genius Brands officially launched three new properties.

“SPACE POP”

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Style Guide Preview

SPACEPOP

NOT YOUR AVERAGE PRINCESSES

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“LLAMA LLAMA”

“STAN LEE’S COSMIC CRUSADERS”

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What makes these three special is that:

•	each launched with Tiffany distribution platforms (You Tube, Netflix, THR/Billboard.com).
•	each targeted to a different demographic and provide diversification (tween girls, toddlers, Young Adult males).
•	each come with existing licensees and retailers (multiple).

Licensing Show was a resounding success for Genius Brands.

We met with many of the leading retailers and leading manufacturing companies for a variety of categories ranging from toys to apparel, from footwear to Halloween, from accessories to digital. Our brands were extremely well received, and our team is now in the process of following up, procuring proposals and starting the process negotiating deals, which we anticipate will conclude over the course of the summer.   These deals will generate advances, which will be accompanied by minimum guarantees and a commitment to bring products to market for our various animated characters/brands. We intend that the above brands will be joined later in the summer with one final brand targeted for preschool girls and join our three other tent pole properties in the marketplace.

“BABY GENIUS”

“THOMAS EDISON’S SECRET LAB”

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“WARREN BUFFETT’S SECRET MILLIONAIRES CLUB”

With these seven properties, Genius Brands now has a full dance card, across all categories and demos. We are ‘locked and loaded.”

These are our Magnificent Seven!

THE MAGNIFICENT SEVEN

They fought like seven hundred

STEVE McQUEEN

JAMES COBURN
"BRITT"

HORST BUCHHOLZ
"CHICO"

YUL BRYNNER
"CHRIS ADAMS"

BRAD DEXTER
"HARRY LUCK"

ROBERT VAUGHN
"LEE"

CHARLES BRONSON
"BERNARDO O'REILLY"

IN OUR JUDGEMENT, SEVERAL OF THESE PROPERTIES HAVE THE POTENTIAL OF BECOMING BILLION DOLLAR BRANDS, no different from a Power Rangers, a Ninja Turtles, a Pokemon, a Barney, a Strawberry Shortcake, a Care Bears, a Tom & Jerry, a Smurfs, a He Man, or the numerous others that have reached that status.

•	SpacePOP licenses have been signed across all major categories. Books, toys, apparel, electronics, accessories, videos, music, footwear, room décor, and confection are among the many products that will roll out in retail, beginning this summer and into fall.
•	Baby Genius already has an array of products on Amazon, which will remain our exclusive retail partner through 2016.
•	Thomas Edison’s Secret Lab has science kits and related products from Wicked Cool Toys coming out this coming 4th quarter.
•	Warren Buffett’s Secret Millionaires Club has books on how to start your first business already in Barnes & Noble and elsewhere, and has just begun its second printing! n.b. At Warren’s invitation, we recently brought inventory of Secret Millionaires Club products to the annual Berkshire Hathaway meeting, and exhibited on the floor, alongside Coca Cola, NetJets, See’s Candies, Geico Insurance, Borsheims, Nebraska Furniture Mart, Heinz Ketchup, BNSF Railroad, among all the other Berkshire companies. The entire inventory of books, videos, Business in a Box first business kits was sold out. We are currently expanding that brand among other items, to produce a plush figure of Warren Buffett with a talking chip which will articulate Warren’s phrases of wisdom and learning for kids (e.g. “The more you learn, the more you’ll earn,” “The best investment you can make is an investment in yourself,” “Someone is sitting in the shade today, because long ago, someone planted a tree”).

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•	Llama Llama. Girls Sleepwear, Boys sleepwear, plush, specialty plush, puppets, Jack in the Boxes, videos, and of course the upcoming Netflix animated series.
•	Stan Lee’s Cosmic Crusaders will be launching exclusively with t-shirts, apparel and accessories at Hot Topic, before going wide.

WITH EVERY SINGLE ITEM SOLD, GENIUS BRANDS INTERNATIONAL EARNS AN AVERAGE ROYALTY RATE OF APPROXIMATELY 10% OF WHOLESALE SALES.

The programs are all in their earliest stages of signing licensees and rolling out at retail, and we are enthusiastic about their rollout and growth.

The aggregation of these powerful, pre-sold, marquee value properties now into a single catalogue places Genius Brands into the very thin air of the leading purveyors who create, produce, distribute and merchandise kids animated content.

Over the last years, one by one, these companies which make animated cartoons and have had catalogues and the infrastructure to create kids brands have been gobbled up at increasingly higher values, culminating most recently with DreamWorks recent sale to Comcast/Universal for $3.8 Billion dollars.

Hanna Barbera (sold to Warner Brothers)

Jim Henson Company* (originally sold to EMTV, bought back by the Henson family and a package of assets spun off and sold to Disney)

DIC (sold to Cookie Jar)

Nelvana (sold to Corus)

Cinar (sold to Cookie Jar)

Cookie Jar (sold to DHX)

Saban* (sold to Disney and subsequently re-acquired from Disney)

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Classic Media (sold to Dream Works Animation)

Marvel Animation (sold to Disney)

DreamWorks Animation (sold to Comcast/Universal)

All of them today are gone. Sold either to Disney, Warner Brothers, Comcast/Universal, or elsewhere.

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Here at Genius Brands International, we are building an incredibly valuable company with a powerful and proven business model. We have a clean balance sheet, no litigation, and plenty of cash in the bank. In the space of three years we have created, produced/producing, and are licensing globally, seven diverse and highly coveted children’s animated brands, and have launched a VOD kids channel currently in 21 million U.S. TV households and growing rapidly. With a perspective of many years in the business, I can say our team is second to none.

The company is not for sale. We are building value, and are excited to see it grow in the coming months.

Sincerely,

Andy Heyward

Chairman & CEO

Genius Brands International, Inc.

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